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                                                                  Exhibit 10.62

CHASE EQUIPMENT LEASING, INC.

THIS MASTER LEASE PURCHASE AGREEMENT dated as of February 20, 1998 (hereinafter referred to as "Lease") by and between Chase Equipment Leasing, Inc., a New York corporation, with a place of business located at One Chase, Rochester, NY 14643 (hereinafter referred to together with its assigns, if any, as "Lessor") and PHONETIME TECHNOLOGIES, INC., a (corporation / partnership / proprietorship / limited liability company) organized and existing under the laws of the State of with its mailing address and chief place of business at 30-50 Whitestone Expressway, Flushing, New York 11354 (hereinafter referred to as "Lessee").

The Parties hereto for good and valuable consideration and intending to be legally bound hereby agree as follows:

1.   PROCEDURE FOR LEASING:
     (a) SCHEDULES. Subject to the terms and conditions set forth herein, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor such unit or units of equipment (the "Equipment" and individually sometimes "Item" or "Item of Equipment") described in any Master Lease Schedule (a "Schedule") from time to time executed by the parties pursuant hereto, and any and all such Schedules are deemed a part hereof. Each Schedule incorporates by reference this Lease and shall constitute, subject to Section 9 hereof, a separate lease. Capitalized terms not otherwise defined herein have the meaning provided for in any Schedule.
     (b) CONDITIONS PRECEDENT. The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee under any Schedule is subject to receipt by Lessor prior to the Commencement Date with respect to the Schedule of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then being leased hereunder, (ii) a purchase order assignment,
(iii) a Certificate of Acceptance and Closing Certificate, (iv) a certificate of Insurance which complies with the requirements of Section 4(f) and the Schedule, and (v) a bill of sale transferring title to each Item to Lessor and such other documents and conditions as Lessor may reasonably require including Lessor's determination that there has been no material adverse change in the financial condition of Lessee or any Guarantor. Lessor hereby appoints Lessee its agent for inspection and acceptance of each Item from the Supplier. Upon execution by Lessee of the Certificate of Acceptance, each Item described therein will be deemed to have been delivered to, and irrevocably accepted by Lessee for lease hereunder.
2.   TERM AND RENT:
     The lease of and rent for Equipment will commence on the day specified in the related Schedule as the Commencement Date, and will continue for the period specified as the "term" therein as the same may be extended pursuant to the terms hereof. Lessee promises to make each payment of rent during the term on the due dates and in the amounts set forth in each Schedule without notice or demand at Lessor's address set forth above or as otherwise directed by Lessor in writing and no payment of rent will be refunded for any cause or reason whatsoever. The parties hereto intend that the rents and other amounts payable by Lessee hereunder will continue to be payable in all events unless the obligation to pay same is terminated pursuant to the terms hereof. If any payment hereunder falls due on a day on which Lessor is not open for business, such payment shall be due and payable on the next preceding day on which Lessor is open for business. To secure all obligations of Lessee under each Schedule, Lessee hereby grants to Lessor a security interest in: (i) any security deposit or advance rent paid by Lessee


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hereunder, each of which shall be in all cases non-interest bearing; and (ii)
all other funds, balances, accounts, proceeds of collateral and/or other property of any kind of Lessee or in which Lessee has an interest now or hereafter in the possession, custody, or control of Lessor or The Chase Manhattan Bank and any of its direct or indirect affiliates and subsidiaries, including without limitation Chase Securities, Inc.
3.   LATE CHARGE:
     If any rent or any other amount due hereunder from Lessee other than the amounts due under this Section 3 is not paid within five (5) days after the due date, Lessee agrees to pay a late charge equal to five percent (5%) on the amount of such delinquent rent or other payment, but not exceeding the maximum amount permissible under applicable law. The failure of Lessor to collect any late charge will not constitute a waiver of Lessor's right with respect thereto. Late charges will be due and payable on the due date for the next following payment of rent.
4.   LESSEE REPRESENTATIONS AND COVENANTS:
     Lessee represents and warrants, and covenants and agrees, as follows and each such representation, warranty and covenant shall be deemed made and renewed as of the date hereof and as of the Commencement Date under each Schedule without the necessity of any further act or instrument:
     (a) GENERAL. (i) Lessee is duly organized and validly existing under the laws of the state indicated at the outset; this Lease and each Schedule and all instruments delivered in connection herewith and therewith have been duly authorized by all necessary action, and duly executed and delivered and constitute valid, legal and binding agreements, enforceable in accordance with their terms except to the limited by applicable bankruptcy and insolvency laws; and no such document nor Lessee's performance thereunder will conflict with Lessee's performance thereunder will conflict with Lessee's organizational documents or with any indenture, contract or agreement by which Lessee is bound or with any statute, judgment, decree, rule or regulation binding upon Lessee;
(ii) no consent or approval of any trustee or holder of any indebtedness or obligation of Lessee, and no consent or approval of any governmental authority, is necessary for Lessee's execution or performance of this Lease; (iii) there is no litigation or other proceeding pending, or to the best of the Lessee's knowledge, threatened against or affecting Lessee which, if decided adversely to Lessee, would adversely affect or impair the title of Lessor to the Equipment or which, if decided adversely to Lessee would materially adversely affect the business operations or financial condition of Lessee; (iv) all balance sheets, statements of profit and loss and other financial data that have been delivered to Lessor with respect to Lessee are complete and correct in all material respects, fairly present the financial condition of the Lessee on the dates for which, and the results of its operations for the periods for which, the same have been furnished and have been prepared in accordance with generally accepted accounting principles consistently applied; and (v) there has been no material adverse change in the condition of Lessee, financial or otherwise, since the date of the most recent financial statements delivered to Lessor.
     (b) NO ABATEMENT. This is a net Lease and Lessee's promise to pay rent and all other amounts hereunder is irrevocable and independent and not subject to cancellation, termination, modification, repudiation, excuse or substitution without the written consent of Lessor. Lessee agrees to pay all such amounts when due by acceleration or otherwise without abatement, irrespective of any claims, demands, set-offs, actions, suits, or proceedings that it may have or assert against Lessor or any Supplier or manufacturer of Equipment. Lessor will have no liability to Lessee upon the failure of any Supplier, manufacturer or one or more others to perform any obligations at any time due to Lessor,


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Lessee or any other person and, in all such events, Lessee waives any right in any suit, action or proceeding to any exemplary, punitive or consequential damages whatsoever.
     (c) LIENS AND ENCUMBRANCES. THE EQUIPMENT IS FREE AND CLEAR FROM ALL CLAIMS, LIENS AND ENCUMBRANCES WHATSOEVER; LESSEE WILL DEFEND THE EQUIPMENT AGAINST ALL LIENS AND WILL NOT SELL, ASSIGN, SUBLET, MORTGAGE, OR ALTER ANY OF THE EQUIPMENT LEASED HEREUNDER OR ANY INTEREST IN THIS LEASE, NOR WILL LESSEE REMOVE ANY OF THE EQUIPMENT FROM THE LOCATION SPECIFIED IN THE SCHEDULE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, AND ANY ATTEMPT TO SO SELL, ASSIGN, SUBLET, MORTGAGE, HYPOTHECATE, ALTER OR REMOVE WILL CONSTITUTE A DEFAULT HEREUNDER AND SUCH SALE, ASSIGNMENT, SUBLEASE, MORTGAGE, OR HYPOTHECATION WILL BE VOID AND WITHOUT EFFECT. In order to secure all obligations of Lessee hereunder, Lessee assigns and grants to Lessor a security interest in all rights, powers and privileges under any sublease of the Equipment hereafter authorized in writing by Lessor.
     (d) USE AND OPERATION. Lease will at all times use the Equipment only in compliance with applicable laws and consistent with the instructions supplied and use intended for such Equipment by the Supplier and manufacturer thereof. Lessee will not use the Equipment to carry, contain or produce directly or indirectly any hazardous substances as defined under applicable federal, state or local law or regulation. Lessee will not without the prior written consent of Lessor affix or install any accessory, equipment or device on any Equipment leased hereunder if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment and devices furnished, attached or fixed to any Equipment will thereupon without further act or instrument become the property of Lessor (except such as may be removed without in any way affecting or impairing the originally intended function, condition or use of such Item). Further, Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix to or install any Equipment in any other personal property or in real property.
     (e) SERVICE AND MAINTENANCE. Lessee will at its sole expense at all times maintain all Equipment in good operating order, repair, condition and appearance and keep all Equipment protected from the elements, except during use in the normally contemplated manner. At Lessor's request, Lessee will at its expense affix in a prominent position on each Item of Equipment plates, tags or other identifying labels showing ownership of the Equipment by Lessor. Lessor will at all reasonable times have the right to inspect the Equipment and Lessee's maintenance records related thereto. Lessee at its sole expense will make all alterations and modifications with respect to the Equipment that may at any time during the term of this Lease or any Schedule hereunder be required to comply with any applicable law or any governmental rule or regulation.
     (f) INSURANCE. Lessee hereby assumes all risks of damage, loss, theft, or destruction, partial or complete, with respect to each Item of Equipment during the term of the Lease and during any storage period until Lessee has returned or disposed of the Equipment as provided for herein. Lessee will at its own expense keep each Item of Equipment insured for an amount at least equal to the Stipulated Loss Value of the Equipment as set forth in the Schedule against all risks with extended coverage and insurance companies acceptable to Lessor with Lessor named as loss payee. Lessee agrees to obtain and maintain at its expense with insurance companies acceptable to Lessor general public liability insurance naming Lessor as an additional insured together with Lessee, as their interests may appear, in no event less than One Million Dollars (1,000,000) or such greater amount, if any, as specified in the related Schedule against


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claims for bodily injury, death or property damage arising out of the use, ownership, possession, operation or condition of the Equipment. Each insurer will agree, by endorsement upon the policy or policies issued by it, or by independent instruments furnished to Lessor, that Lessor will have the power to file claims against the insurer under said policy, that it will give
Lessor thirty (30) days written notice before the policy or policies in question will be altered, expired or canceled, and that no act or default of any person other than Lessor, its agents, or those claiming under Lessor, will affect Lessor's right to recover under such policy or policies in case of loss. Although any and all obligations imposed on the insured shall be obligations solely of Lessee, Lessee will deliver to Lessor the policies or evidence of insurance satisfactory to Lessor prior to the Commencement Date and thirty (30) days prior to each expiration date thereof for each Item of Equipment. The failure of Lessee to secure or maintain such insurance will constitute a default under this Lease. In the event of such breach, Lessor may, but will not be obligated to, obtain such insurance. In the event that Lessor obtains such insurance, an amount equal to the cost of such insurance will be deemed supplemental rent to be paid forthwith by Lessee. In the event that any policies insuring against liability risks described above shall now or hereafter provide coverage on a "claims made" basis, Lessee shall continue to maintain such policies in effect for a period of not less than three years after the expiration of the Lease term of any Schedules.
     (g) DISPOSITION OF EQUIPMENT. Upon termination of any Schedule under the Lease by expiration of the term hereof, except as provided for in Section 9, Lessor will, upon satisfaction of all Lessee's obligations to Lessor with respect to any particular Item of Equipment and provided Lessee is not otherwise then in default hereunder or under any other Schedule, transfer title to such Item to Lessee.
5.   TRANSFER OF WARRANTIES:
     To the extent permitted by law and contract, Lessor will pass through without representation to Lessee the benefit of all warranties, if any, of the Supplier of the Equipment and, so long as there is no default hereunder, Lessee will have the right to, and will, directly avail itself of all warranties by the Supplier with respect to the Equipment. Lessor will not take any action which prejudices Lessee's right to, or under the terms of, any such warranty. If subsequent to the Commencement Date Lessee shall determine that the Equipment is unsatisfactory for any reason including any failure of the Equipment to conform to the specifications set forth in any purchase order, Lessee shall make any claim on account thereof solely against the Supplier and Lessee will give Lessor notice of any such claim made by Lessee against any Supplier and any cash settlement of any such claim will be payable solely to Lessor.
6.   LOSS OR DAMAGE:
     (a) Lessee hereby assumes and is solely responsible for the entire risk of use and operation of the Equipment and for each and every accident or hazard resulting therefrom and all losses and damages associated therewith howsoever arising.
     (b) In the event of total loss, destruction, theft, confiscation or damage beyond repair (determined without reference to the remaining term with respect thereto) to the Equipment or any Item (a "Casualty Occurrence"), Lessee will pay to Lessor on the next due date for rent following the Casualty Occurrence or on the last day of the term thereof, whichever first occurs, any unpaid rent due with respect to such Equipment plus an amount determined by application of the liquidated damage provision in the third paragraph of Section 9 hereof. Upon payment of such amounts, and provided no default exists hereunder, Lessee will be entitled to recover possession of such Item and title thereto will vest in Lessee free and clear of the right and interest of Lessor.
     (c) In the event of damage to any Item of Equipment which does not amount to a Casualty Occurrence, Lessee will give prompt notice of such damage to Lessor and at


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Lessee's sole cost and expense promptly repair such Item to its previous condition which assumes Lessee has met all of its obligations required for maintenance hereunder. Provided Lessee is not in breach or default of this Lease, any proceeds of insurance received by Lessor with respect to any such loss will be paid over by Lessor to Lessee to the extent necessary to reimburse Lessee for costs incurred and paid by Lessee in repairing such damaged Equipment, but only upon evidence satisfactory to Lessor that such repairs have been accomplished.
7.   FIRST PRIORITY LIEN:
     Lessee represents and warrants to Lessor for each Schedule that upon the filing of the financing statements delivered to Lessor on or prior to the respective Commencement Date in the jurisdiction(s) where the Equipment is located as indicated in the related Schedule, then Lessor shall have a first prior perfected security interest in the Equipment free and clear of all other liens and encumbrances except the interest of Lessee hereunder.
8.   INDEMNIFICATION:
     LESSEE ACKNOWLEDGES THAT IT ALONE SELECTS THE EQUIPMENT AND THE SUPPLIER(S) THEREOF. LESSEE UNDERSTANDS AND AGREES THAT LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO THE EQUIPMENT INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT AS IS. NO DEFECT OR UNFITNESS OF THE EQUIPMENT SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY RENT OR OF ANY OTHER OBLIGATION UNDER THIS LEASE. Accordingly, Lessee agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, expenses (including legal expenses), penalties, injuries, claims, actions and suits of whatsoever kind and nature, in contract or tort, howsoever arising from any cause whatsoever including, but not limited to, Lessor's strict liability in tort, or otherwise arising out of (i) the selection, manufacture, purchase, financing, acceptance or rejection of Equipment, the ownership of Equipment during the term of the Lease, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement); or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employee of Lessee. Lessee will, upon request, at its expense, defend any and all actions base on, or arising out of, any of the foregoing. This indemnification shall survive the expiration or cancellation of the Lease.
9.   DEFAULT; REMEDIES:
     Each of the following will constitute a default hereunder; (a) Lessee fails to pay rent within five (5) days from and after the date such payment of rent is due and payable or Lessee fails to pay any other amount when due under any Schedule; (b) Lessee fails to maintain the insurance required hereunder or breaches any other term, provision, obligation or covenant hereof (including without limitation any Schedule) or commits any other act of default specified in this Lease; (c) any representation or warranty of Lessee contained herein or in any other document or instrument delivered in connection herewith or made from time to time hereafter is false or misleading when made; (d) Lessee or any guarantor, surety, endorser or pledgor of property given to secure Lessee's obligations hereunder ("Guarantor") becomes insolvent, ceases to do business as a going concern, or transfers or sells all or substantially all of its assets without the prior written consent of Lessor; (e) the Equipment or any Item is abused, illegally used, or misused; (f) the death, dissolution , merger, consolidation or reorganization of Lessee or any Guarantor; (g) Lessee or any Guarantor makes any assignment for the benefit of


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creditors, or if a petition in bankruptcy, reorganization, insolvency, receivership or the like is filed with respect to Lessee or any Guarantor or property of Lessee or any Guarantor is attached or a receiver, trustee or liquidator is appointed for Lessee or any Guarantor or any of Lessee's or Guarantor's property or whenever Lessor may deem itself insecure hereunder;
(h) the transfer of more than a 25% ownership interest in Lessee or any Guarantor by shareholders, partners, members or proprietors thereof in any year without Lessor's prior written consent, (i) Lessee or any Guarantor (x) incurs any accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations thereunder, equal to 5% of Lessee's consolidated tangible net worth (as defined by generally accepted accounting principles), or (y) incurs any liability of comparable size to the pension Benefit Guaranty Corporation,
(j) Lessee or any material subsidiary or any Guarantor fails to comply with the provisions of the Fair Labor Standards Act of 1938, as amended, (k)
Lessee or any Guarantor fails to pay or perform or observe any term, covenant, agreement or condition contained in, or there shall occur any payment or other default under or as defined in, any other agreement applicable to Lessee or any Guarantor or by which Lessee or any Guarantor is bound (as used herein, an "Other Agreement") involving a liability, indebtedness or performance obligation of Lessee or any Guarantor with a potential liability to Lessee or any Guarantor in an amount equal to or in excess of $50,000, which shall not be remedied within the period of time (if any) within which such Other Agreement permits such default to be remedied, regardless of whether such default (i) is waived by any other party to such Other Agreement or (ii) produces or results in the cancellation of such Other Agreement or the acceleration of such liability, indebtedness or other obligation; (l) attachment, distraint, levy, execution or final judgment for the payment of money aggregating in excess of $50,000 will be outstanding against Lessee or its property for more than sixty (60) days from the date of entry and will not have been discharged in full or stayed or fully bonded;
(m) Lessee or any Guarantor shall suffer the loss of any material license or franchise when Lessor shall reasonably conclude that such loss fairly impairs Lessee's or such Guarantor's ability to perform its obligations required hereunder or with respect hereto; or (n) Lessee or any Guarantor shall violate any financial covenant contained in any agreement for borrowed money applicable to Lessee or Guarantor as of the Commencement Date of any Schedule and all such financial covenants shall survive the satisfaction of debt applicable thereto and shall be deemed incorporated herein by reference and remain fully applicable to Lessee's obligations hereunder.
     Upon any such default, Lessor, at its option, may do any one or more of the following: (1) declare this Lease and any or all Schedules in default upon notice to Lessee, whereupon the entire amount of rent and all other amounts remaining to be paid over the balance of the term of all Equipment then leased thereunder, computed from the date of Lessee's default, will become immediately due and payable and be accelerated; (2) proceed by appropriate court action or actions to enforce Lessee's performance of this Lease and/or to recover damages for the breach thereof; (3) cancel this Lease and any or all Schedules upon notice to Lessee; (4) whether or not this Lease or any Schedules be so cancelled, and without notice to Lessee, repossess the Equipment wherever found, with or without legal process, and for this purpose Lessor and/or its agents may enter upon any premises of or under control or jurisdiction of Lessee or any agent of Lessee without liability for suit, action or other proceeding by Lease (any damages occasioned by such repossession being hereby expressly waived by Lessee except for damages occasioned by gross negligence or willful misconduct) and remove the Equipment therefrom. Lessor's remedies as provided herein are not exclusive but are cumulative and in addition to all other remedies in Lessor's favor at law, in equity or in bankruptcy. The receipt and

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acceptance by Lessor of any rent or other payment after a default will not be deemed to be a waiver of such default by Lessor. Lessor shall not, by any act, delay, omission, or otherwise, be deemed to have waived any default or any of its rights or remedies hereunder unless such waiver be in writing, signed by the Lessor, and then only to the extent therein set forth. In the event that any court determines that any provision in this Lease is invalid or unenforceable in whole or in part, such determination will not prohibit Lessor from establishing its damages as a result of any breach of this Lease in any action in which Lessor seeks to recover such damages. Any repossession or resale of any Equipment will not bar an action for damages for breach of this Lease, and the bringing of an action or the entry of judgment against Lessee will not bar Lessor's right to repossess any or all Equipment. Upon cancellation of any Schedule upon default, Lessee will, at its sole cost and expense, cease using the Equipment, store the Equipment for up to ninety (90) days while maintaining the insurance required above, promptly return the Equipment to Lessor when directed to do so F.O.B. the destination specified by Lessor, in the same condition as received, reasonable wear and tear and normal depreciation excepted. Lessee shall pay on demand holdover rent equal to a full monthly rent for each month or any day thereof during which Lessee fails to return the Equipment when so directed by Lessor and this obligation is without limitation to any consequential damages for which Lessee may be responsible as a result of such failure to return the Equipment.
     With respect to any Equipment returned to Lessor, or repossessed by Lessor pursuant to provision (4) above, Lessor may hold or use such Equipment for any purpose whatsoever or either sell same at private or public sale, for cash or credit, or re-lease same for such term and upon such rental as will be solely determined by Lessor. In the event that Lessor is able to sell or re-lease all or any Equipment returned to Lessor then the proceeds of any sale or re-leasing of such Equipment, after first deducting therefrom all costs and expenses of repossession, storage, repairs, reconditioning, sale, re-leasing, attorneys' fees and collection fees with respect to such Equipment, shall be deducted from the damages for which Lessee is obligated hereunder. In the event of the sale or re-leasing by Lessor of any such Equipment after default hereunder or in the event of a Casualty Occurrence under Section 6 hereof, then Lessee will be liable for, and Lessor may forthwith recover from Lessee as liquidated damages for breach or termination of this Lease, and not as a penalty, an amount equal to the sum of (X) the entire amount of rent which would have accrued for the balance of the term for such Equipment computed from the date of Lessee's default or, in the case of a Casualty Occurrence, computed as of the rent payment date immediately preceding the date of the Casualty Occurrence discounted in each case as provided for hereinafter plus (Y) any final payment due under the Schedule discounted as provided for hereinafter, less (Z) the proceeds, if any, of any sale or re-leasing of such Equipment, after first deducting therefrom all costs and expenses of repossession, storage, repairs, reconditioning, sale, re-leasing, attorney's fees and collection fees with respect to such Equipment provided, however, the amount for which Lessee shall be obligated as liquidated damages shall in no event be an amount less than 10% of Lessor's Cost. If Lessee fails to deliver any Equipment to Lessor or Lessor is unable, for any reason, to effect repossession of any Equipment, then with respect to such Equipment, Lessee will be liable for, and Lessor may forthwith recover from Lessee as liquidated damages for breach or termination of this Lease, and not as a penalty, an amount equal to the sum of the amounts specified in items (X) and (Y) above for such Equipment. Whether or not any Equipment is returned to, or repossessed by Lessor, as aforesaid, Lessee will also be liable for, and Lessor may forthwith recover from Lessee, all unpaid rent and other unpaid sums that accrued prior to the date of Lessee's default. In addition to the foregoing, Lessor may also recover from Lessee all costs and expenses, including without limitation fees of collection agencies and


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reasonable attorney's fees, including the allocated costs and fees of
Lessor's in-house legal counsel, incurred by Lessor in exercising any of its rights or remedies hereunder. Since pursuant to the foregoing Lessor may receive or recover payment of the amounts specified in clause (1) of the preceding paragraph or the amounts specified in items (X) and (Y) above earlier than Lessor would otherwise be entitled to receive or recover same but for Lessee's default, such amounts will be discounted to their then present value at the rate of six percent (6%) per annum, and there will be added to such amounts after such discount, interest at the rate specified in
Section 12 hereof from the date Lessee's default up to the date of the payment of such amounts to Lessor. Lessee irrevocably consents to the in personam jurisdiction of the federal and/or state courts located in the State of New York over controversies arising from or relating to this Lease or any obligation with respect thereto and waives the right to impose any counterclaim or offset of any nature in any such litigation. Lessee irrevocably appoints each and every owner, partner, member and/or officer of Lessee as its attorney upon whom may be served certified mail any process, notice or pleading in any action or proceeding against it under this Lease or related thereto.
10.  ASSIGNMENTS:
     LESSOR MY WITHOUT LESSEE'S CONSENT ASSIGN OR OTHERWISE TRANSFER OR GRANT A SECURITY INTEREST IN ITS RIGHT AND INTEREST IN ANY ITEM OR SCHEDULE AND THE RENT DUE OR TO BECOME DUE THERUNDER AND WHEN SO ASSIGNED, TRANSFERRED OR ENCUMBERED, EACH SCHEDULE WILL BE FREE OR ANY COUNTERCLAIM, SET-OFF, DEFENSE, OR CROSSCLAIM BY LESSEE AS AGAINST LESSOR OR SUCH ASSIGNEE WHENEVER ARISING, BEFORE OR AFTER SUCH SALE, ASSIGNMENT, TRANSFER OR SECUTIRY GRANT BUT NO SUCH ACTION WILL INCREASE LESSEE'S OBLIGATIONS HEREUNDER, EXCEPT THAT UPON NOTICE TO LESSEE THEREOF, LESSEE AGREES TO DIRECT ALL PAYMENTS HEREUNDER, IF REQUESTED, TO LESSOR'S ASSIGNEE. Lessor may provide lease information on a confidential basis to any prospective purchaser, assignee or participant.
11.  PAYMENT OF TAXES:
     Lessee agrees to pay promptly when due, and to indemnify and hold Lessor harmless from, all license, title and registration fees whatsoever, all levies, imposts, duties, charges or withholdings whatsoever, and all sales, use, personal property, franchisee (howsoever calculated), and other taxes whosoever (together with any penalties, fines, or interest thereon) whether assessed, levied or imposed by any governmental or taxing authority against or upon Lessor or otherwise, with respect to any Equipment or the purchase, acquisition, ownership, delivery, leasing, possession, use, operation, control, return, or other disposition thereof, or the rents, receipts or earnings arising therefrom, or with respect to the Lease, excluding, however, (i) any such taxes or charges to the extent they are included in Lessor's Cost, (ii) any federal taxes levied on Lessor's net income, or (iii) state or local taxes levied on Lessor's net income, as net income is determined under and at rates which do not exceed those originally imposed by the jurisdiction in which the Equipment is located as specified in the related Schedule. In the event any such fees, levies, imposts, duties, charges or taxes are paid by Lessor, or if Lessor be required to collect or pay any thereof, Lessee will reimburse Lessor therefor (plus any penalties, fines, interest thereon) promptly upon demand. Until Lessor notifies Lessee to the contrary, Lessee will promptly before any penalty attaches, prepare and file in Lessor's name or on Lessor's behalf all personal property tax returns covering the Equipment and Lessee will pay the personal property taxes or assessed therein directly to the levying authority. If Lessor timely notifies Lessee that Lessor will prepare and/or file any such


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return, Lessee will, promptly upon being involved by Lessor, reimburse Lessor for the full amount of such personal property taxes so paid by Lessor. If any capital adequacy requirements are imposed upon Lessor or its parent which require the maintenance of additional capital or impose additional expenses as a result of this Lease, and the effect of such requirements is to reduce Lessor's expected rate of return hereunder, Lessee shall pay to Lessor such amount or amounts as may be necessary to compensate Lessor for such reduction. The indemnification obligation of Lessee under this Section will continue in full force and effect notwithstanding the expiration or other cancellation hereof. Lessee will either provide Lessor a copy of all property and other tax returns field hereunder by Lessee in Lessor's name or on Lessor's behalf or provided to Lessor an affidavit of a responsible corporate officer certifying that the property taxes so identified therein have been reported and are current. The amount which Lessee shall be required to pay to Lessor with respect to any obligation which is subject to indemnification under this Section 11 shall be an amount sufficient to restore to the same position after considering the effect of the receipt of such indemnification on it United States federal income taxes and state and city income taxes or franchise taxes based on net income, that it would have been in had such indemnification not been required hereunder.
12.  LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS:
     In case of failure of Lessee to comply with any provision of this Lease or any Schedule, Lessor will have the right, but will not be obligated, to effect such compliance in whole or in part, and all money spent by expenses of Lessor will be paid by lessee forthwith and will bear interest at the daily equivalent of eighteen percent (18%) per annum from the date said obligation was due. Lessor's action in effecting such compliance will not be a waiver of Lessee's default. All such money spent by and expenses of Lessor and any other obligation assumed or incurred by Lessor in effecting such compliance will constitute additional rent payable to Lessor with the next rent payment.
13.  NOTICES:
     All notices required or permitted to be given hereunder will be in writing and will be deemed given and receive three (3) days after first deposit in the United States mail if sent by registered or certified mail to the address of Lessor or Lessee stated herein or in any Schedule or to such other place as either party may in writing direct pursuant to the Section. Notice by hand delivery shall be deemed given and receive upon delivery. Notice by overnight courier shall be deemed given and received on the date scheduled for delivery.
14.  FINANCIAL INFORMATION AND REPORTING:
     (a) Lessee shall annually, within ninety (90) days after the close of Lessee's first fiscal year, furnish to Lessor an audit report of financial statements of Lessee (including a balance sheet as of the close of such year and statements of income, changes in financial condition and shareholder's equity for such year) prepared in accordance with generally accepted accounting principles and certified by Lessee's independent public accountants. Lessee shall also provide quarterly financial statements of Lessee similarly prepared for each of the three quarters of each fiscal year, which shall be certified (subject to normal year-end adjustments) by Lessee's chief financial officer and furnished within forty-five (45) days following the end of the quarter.
     (b) Lessee will furnish Lessor with any and all information regarding Lessee's business, condition or operations, financial or otherwise, which Lessee furnishes to any other creditor. This information shall be furnished to Lessor at the same time it is furnished to such other creditor.

     (c) Lessee will immediately furnish Lessor with such further information regarding Lessee's business, condition, property, assets or operations, financial or otherwise, as Lessor may from time to time reasonably request, all prepared in form and detail reasonably satisfactory to Lessor.
     (d) Lessee will at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles consistently applied.
     (e) Lessee shall permit, and cause any subsidiary to permit, representatives of Lessor to visit and inspect any of the properties of Lessee or any Subsidiary, to examine its or their corporate or partnership books and records, to make extracts or copies of such books and records, and to discuss its or their affairs, finances and accounts with its or their officers or partners, as applicable. The foregoing may be done at any time within regular business hours.
     (f) Lessee will promptly notify Lessor in writing of the commencement of any litigation to which Lessee or any of its subsidiaries or affiliates may be a party (except for litigation in which Lessee's (or the affiliate's) contingent liability is fully covered by insurance) which, if decided adversely to Lessee would adversely affect or impair the title of Lessor to the Equipment or which, if decided adversely to Lessee would materially adversely affect the business operations or financial condition of Lessee. In addition, Lessee will immediately notify Lessor, in writing, of any judgment against Lessee if such judgment would have the effect described in the preceding sentence.
15.  ADDITIONAL DOCUMENTS
     Lessee agrees to execute or obtain and deliver to Lessor at Lessor's request such additional documents as Lessor may reasonably deem necessary to protect Lessor's interest in the Equipment and this Lease including, without limitation, financing statements, and Lessee hereby authorizes Lessor to execute in Lessee's name as Lessee's attorney-in-fact any financing statements and amendments thereto necessary or appropriate to protect Lessor's interest hereunder. Lessee will pay, or reimburse Lessor on demand, for any filing fees or expenses incurred by Lessor in connection with any such additional documents. Lessee will obtain, at Lessee's sole expense, from each owner, landlord, mortgage or other person having an encumbrance, lien or other interest on or in the premises in which the Equipment is or will be located, all necessary consents to the installation and use of the Equipment therein and the removal thereof in accordance with the terms of the Lease, together with waivers of claim with respect to the Equipment, and record the same when and where necessary. Lessee hereby designates Lessor its attorney-in-fact and authorizes and empowers Lessor to execute, endorse, and complete in Lessee's name and on Lessee's behalf all instruments representing the proceeds or any security or insurance for the Lease or Equipment thereunder, all financing statements and other documents including Schedules and Riders and to insert thereon all dates, amounts and serial numbers as necessary or appropriate to provide to Lessor the benefits anticipated by any Schedule.
16.  MISCELLANEOUS
     The validity, construction and performance of this Lease and each Schedule will in all respects be governed by the laws of the State of New York without reference to conflict of law provisions. The Lease will not be binding on Lessor until executed by an authorized officer of Lessor. LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IIN ANY LITIGATION ARISING HEREFROM OR RELATED HERETO. Any provision herein contained which may be illegal, unenforceable, or inconsistent with applicable law or any governmental rule or regulation will be deemed modified or altered to conform thereto, or otherwise omitted but shall in no way impair the legality or enforceability of the remaining Lease provisions. Lessee shall promptly pay (or reimburse, as Lessor may elect) all costs and expenses including reasonable attorney's fees, including the allocated costs and fees of Lessor's in-house legal counsel, which Lessor has or may hereafter incur in connection with the negotiation and preparation of the Lease and any amendment, modification, consent or waiver hereunder. If more than one party executes this Lease as Lessee, each party shall be jointly and severally bound by the terms and provision of this Lease. Any person who signs as an officer or agent for a corporation, partnership or other entity warrants that he has the authority from such corporation, partnership or other entity to enter into this Lease on its behalf. Each Item of Equipment delivered pursuant to this Lease to a subsidiary of Lessee or to any entity or person designated by Lessee, whether at the request of Lessee or such subsidiary, entity or person shall be Equipment for all purposes of this Lease, and Lessee shall be and remain primarily liable for the obligations under this lease with respect to such Equipment. Lessor shall not be obligated to purchase and deliver any Item of Equipment unless Lessor has executed a Schedule covering the Equipment.
17.  ENTIRE AGREEMENT
     This lease and any instrument referred to herein together with any Schedule(s), Attachment(s) or Rider(s) signed by the parties or delivered in connection herewith constitute the entire agreement of the parties with respect to the subject matter hereof and will collectively constitute the Lease with respect to an Item of Equipment and supersede all negotiations and prior written or oral agreement of the parties with respect thereto. No agent or employee of the Supplier is authorized to bind Lessor to the Lease, to waive or alter any term or condition herein or add any provision hereto. No modification of the Lease or waiver of any of its provisions or conditions will be valid unless in writing and signed by Lessor and Lessee.


IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date set forth above.

Chase Equipment Leasing, Inc. (Lessor)      PHONETIME TECHNOLOGIES, INC.
                                            (Lessee)

By:    /DANIEL J. QUINLISK  2ND VP        BY:   /DOUGLAS BARLEY CFO & SECRETARY/
   -------------------------------           -----------------------------------
      (Signature)           (Title)                 (Signature)        (Title)

                                    AMENDMENT
                                       TO
MASTER LEASE AGREEMENT DATED FEBRUARY 20, 1998 BETWEEN CHASE EQUIPMENT LEASING, INC. ("LESSOR") AND PHONETIME TECHNOLOGIES, INC. (LESSEE)

The following modifications are hereby incorporated in and made a part of the above referenced Master Lease Agreement effective as of the date first written above. Capitalized terms used herein shall have the meaning attributable to them in the Master Lease Agreement. In the event of any conflict between the terms of the Master Lease Agreement and this Amendment, this Amendment shall govern. Lessee and Lessor hereby agree as follows:

1.   Section 9:  DEFAULT: REMEDIES:  Delete default (h) in its entirety.

In the 2nd paragraph at the 6th line down, after the phrase, "or without legal process," insert "without trespass,"

CHASE EQUIPMENT LEASING, INC.              PHONETIME TECHNOLOGIES, INC.

         (LESSOR)                                    (LESSEE)

BY: /Daniel J. Quinlisk/                           BY: /Douglas Barley/
    ------------------------                           ----------------------

TITLE: 2nd Vice President                          TITLE: CFO & Secretary
       ----------------------                             -------------------

                                SECOND AMENDMENT
                                       TO
             MASTER LEASE PURCHASE AGREEMENT DATED FEBRUARY 20, 1998
                 BETWEEN CHASE EQUIPMENT LEASING, INC. AS LESSOR
                   AND PHONETIME TECHNOLOGIES, INC. AS LESSEE
                           (HEREINAFTER, THE "LEASE")

This Second Amendment is incorporated by reference into the above referenced Lease as if set forth at length and Lessee and Lessor confirm all the terms and provisions thereof except as specifically set forth herein to the contrary.

Effective MAY 14, 1999 the above Lease and all Schedules and ancillary documents thereunder are hereby amended as follows:

The term "Lessee" now means individually and collectively, PHONETIME TECHNOLOGIES, INC., PT-COMMUNICATIONS, INC. and STAR TELECOMMUNICATIONS, INC., all New York corporations having their mailing address and chief place of business at 30-50 Whitestone Expressway, Flushing, NY 11354. Each Lessee hereby assumes, ratifies and confirms all Schedules now in existence or hereafter entered into.

Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. The parties hereto have caused their duly authorized officers to execute this Second Amendment effective this 14th day of May 1999.

CHASE EQUIPMENT LEASING, INC.                   PHONETIME TECHNOLOGIES, INC.
         (LESSOR)                                         (LESSEE)

By: /Daniel J. Quinlisk/                        By: /Mary Casey/
   ------------------------                        -------------------------

Title: Asst. VP                                 Title: CEO
      ---------------------                           ----------------------

                                                PT-1 COMMUNICATIONS, INC.
                                                          (LESSEE)

                                                By: /Mary Casey/
                                                   -------------------------

                                                Title: CEO
                                                      ----------------------

                                                STAR TELECOMMUNICATIONS, INC.
                                                          (LESSEE)

                                                By: /Mary Casey/
                                                   -------------------------

                                                Title: President
                                                      ----------------------